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                                                                         ADAYTUM
                                                                        SOFTWARE

                             EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, dated the 16th day of March 1998, is by and between ADAYTUM, INC. ("Company"), a Delaware corporation, and MICHAEL MEHR ("Employee").

         In consideration of the parties' mutual promises contained in this Agreement, the Company and Employee agree as follows:

         ARTICLE I.  DEFINITIONS

         The following terms shall have the meanings set forth below, unless the context clearly requires otherwise.

         1.1. "Agreement" means this Employment Agreement, as from time to time amended.

         1.2 "Base Salary" means the total annual cash compensation payable on a regular periodic basis, without regard to voluntary or mandatory deferrals, as set forth at paragraph 3.1 of this Agreement.

         1.3 "Associated Company" means any company other than Adaytum, Inc. which is for the time being a subsidiary of the Adaytum Group (Adaytum KPS Software Limited, Insight Systems ApS, et cetera).

         1.4  "Board" means the Board of Directors of the Company.

         1.5  "Company" means Adaytum, Inc.

         1.6 "Confidential Information" means information that is proprietary to the Company or proprietary to others and entrusted to the Company, whether or not trade secrets. Confidential Information includes information proprietary to our clients, customers and business contacts, and entrusted to our Company. Confidential Information includes, but is not limited to, information relating to business plans and to business as conducted or anticipated to be conducted, and to past or current or anticipated products. Confidential Information also includes, without limitation, information concerning research, development, purchasing, accounting, marketing, selling and services. All information that Employee has a reasonable basis to consider confidential is Confidential Information, whether or not originated by Employee and without regard to the manner in which Employee obtains access to this and any other proprietary information.

         1.7  "Employee" means Michael Mehr.


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         1.8  "Plan" means any bonus or incentive compensation agreement, plan, program, policy or arrangement sponsored, maintained or contributed to by the Company, to which the Company is a party or under which employees of the Company are covered, including, without limitation, any stock option, restricted stock or any other equity-based- compensation plan, annual or long-term incentive (bonus) plan, and any employee benefit plan, such as a thrift, pension, profit sharing, deferred compensation, medical, dental, disability, accident, life insurance, automobile allowance, perquisite, fringe benefit, vacation, sick or parental leave, severance or relocation plan or policy or any other agreement, plan, program, policy or arrangement intended to benefit employees or executive officers of the Company.

         1.9 "Inventions" means ideas, improvements and discoveries, whether or not such are patentable or copyrightable, and whether or not in writing or reduced to practice.

         1.10 "Works of Authorship" means writings, drawings, software, semiconductor mask works, and any other works of authorship, whether or not such are copyrightable.

         ARTICLE II.  EMPLOYMENT, DUTIES AND TERM

         2.1 QUALIFICATIONS AND REPRESENTATIONS. The Employee warrants and confirms as conditions of this Agreement and of Employee's employment that the particulars contained in any curriculum vitae supplied and of Employee's qualifications and all other representations (whether verbal or in writing) made to the Company in relation to Employee's employment by the Company or in connection with this Agreement are true and not misleading and that Employee is free to enter into and perform this Agreement and that by so doing Employee will not be in breach of any obligation to any third party.

         2.2 EMPLOYMENT. Upon the terms and conditions set forth in this Agreement, the Company hereby employs Employee, and Employee accepts such employment, as Controller of the Company. Except as expressly provided herein, termination of this Agreement by either party or by mutual agreement of the parties shall also terminate Employee's employment by the Company.

         2.3 DUTIES. During the term of this Agreement, and excluding any period of vacation, or other leave to which Employee is entitled, Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company any, to the extent necessary to discharge the responsibilities assigned to Employee, and, to use Employee's best efforts to perform faithfully and efficiently such responsibilities.

         During the term of this Agreement, Employee shall:

         (a) not directly or indirectly be in any manner engaged, concerned or interested in any other trade, business, profession or occupation whatsoever except:


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                  (i)      with the written consent of the Chief Executive
                           Officer and subject to any terms and conditions which he imposes;

         (b) promptly and faithfully comply with all directions given by the Company;

         (c) provide to the Company such information relating to its affairs as it may from time to time request;

         (d)      not without the prior authority of the Chief Executive
                  Officer:

                  (i)      commit the Company to any contract exceeding $5,000;

                  (ii) pledge the credit of the company or grant any security charge, lien or encumbrance over any or all of its assets;

                  (iii) bind or purport to bind the Company in guaranteeing or acting as surety for the debt or liability of any other person;

                  (iv) cause the Company to enter into any commitment, contract or arrangement otherwise than in the normal course of business or which is outside the scope of his normal duties or which is of an unusual onerous or long-term nature;

         (e) comply with the Company's policies and procedures; provided, that to the extent such policies and procedures are inconsistent with this Agreement, the provisions of this Agreement shall control.

2.4 TRAVEL. Employee shall travel both nationally and internationally as Employee's duties may reasonably demand but shall not be obliged to reside outside the U.S.

2.5 DRIVER'S LICENSE. It is a condition of the Employee's employment that Employee have and retain a current driver's license and if the Employee's driver's license is suspended, revoked or cancelled for any period the Company reserves the right to terminate this Agreement.

2.6 CERTAIN PROPRIETARY INFORMATION. If Employee possesses any proprietary information of another person or entity as a result of a prior employment or other relationship, Employee shall honor any legal obligation that Employee has with that person or entity with respect to such proprietary information.

2.7 RETURN OF PROPRIETARY PROPERTY. Employee agrees that all property in Employee's possession belonging to Company, including without limitation, all documents, reports, manuals, memoranda, computer print-outs, customer lists, credit cards, keys,


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         identification, products, access cards, automobiles, computer hardware, mobile telephones, computer software, correspondence, and all other property relating in any way to the business of the Company are the exclusive property of the Company, even if Employee authored, created or assisted in authoring or creating such property. Employee shall return to the Company all such documents and property immediately upon termination of employment or at such earlier time as the Company may request.

         ARTICLE III.  COMPENSATION, BENEFITS AND EXPENSES

         3.1 BASE SALARY. During the term of Employee's employment under this Agreement, the Company shall pay Employee a Base Salary at an annual rate that is not less than One Hundred Ten Thousand and no/100 Dollars ($110,000.00) until such time that a higher annual rate as may from time to time be approved by the Chief Executive Officer, such Base Salary to be paid in substantially equal regular periodic payments in accordance with the Company's regular payroll practices. If Employee's Base Salary is increased from time to time during the term of Employee's employment under this Agreement, the increased amount shall become the Base Salary for the remainder of the term and any extensions of Employee's term of employment under this Agreement.

         3.2 BONUS. In addition to Employee's other remuneration hereunder, the Employee may receive a bonus to be computed and paid by the Company in accordance with the First Schedule attached hereto provided that the Company may terminate any bonus scheme at any time without replacing it with any other scheme or incentive, and further the amount or nature of any bonus or scheme determined by the Board for any period shall not be any indication or requirement that any similar bonus or scheme will be applicable to any subsequent period.

         3.3 SHARE PLANS. At the sole discretion of the Board in addition to Employee's other remuneration hereunder the Employee may be entitled to participate in such Plans as the Board shall from time to time establish.

         3.4 VACATION AND ILLNESS. The Company's vacation year runs from January 1st to December 31st and the Employee may (and if directed by the Board shall) take a vacation or vacations totaling twenty five (25) working days in each vacation year (in addition to public holidays) to be taken at such times convenient to the Company as may be agreed between Employee and the Company and in accordance with any policies as to vacations from time to time established by the Company.

              ACCRUAL. Vacation entitlement will accrue from day to day during each vacation year and the entitlement to accrued vacation pay upon Termination will be in proportion to the period of employment during the vacation year. Upon termination the Employee shall reimburse the Company for vacation taken in excess of Employee's accrued entitlement.


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              NO CARRY-FORWARD. The Employee may not without the written consent of the Company carry forward any unused vacation entitlement to any subsequent year.

              ILLNESS. If Employee is unable to perform Employee's duties hereunder because of physical or mental illness, bodily injury or disease, the Company will deduct the days taken as absent from the total of vacation days available for that vacation year.

         3.5 BUSINESS EXPENSES. The Company shall reimburse the Employee (in accordance with the relevant policies established by the Company from time to time) all travelling, hotel and other out-of-pocket expenses properly and reasonably incurred exclusively for and in the course of performing Employee's duties.

         ARTICLE IV.  TERMINATION

         4.1 TERMINATION. Subject to the respective continuing obligations of the parties pursuant to Articles V and VI, this Article IV sets forth the terms for termination of Employee's employment under this Agreement.

         4.2 TERMINATION IN THE EVENT OF DEATH. The term of Employee's employment under this Agreement shall terminate in the event of Employee's death.

         4.3 TERMINATION WITH OR WITHOUT CAUSE. The Company may terminate this Agreement and the employment of the Employee with or without cause, at any time and for any or no reason.

         4.4 TERMINATION BY EMPLOYEE. The Employee may terminate this Agreement and employment at any time and for any or no reason.

         4.5 SEVERANCE. In the event Company terminates Employee's employment pursuant to Paragraph 4.3 without cause, it shall pay Employee severance pay in accordance with a severance agreement to be negotiated between Employer and Company.

         4.6 TERMINATION BY MUTUAL AGREEMENT. The parties may terminate Employee's employment under this Agreement at any time by mutual written agreement.

         ARTICLE V.  CONFIDENTIAL INFORMATION

         5.1 CONFIDENTIALITY. The Employee agrees with the Company and (as separate obligations) with each of the Associated Companies to which Employee's duties relate that Employee will (both during the continuance of this Agreement and after termination without limit of time):


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         (a)      not disclose, divulge or communicate to any person (save to those officials of the Companies whose proper province it is to know the same or with the written consent of the Board or if ordered so to do by a court of competent jurisdiction) any secret, private or confidential information whatsoever of any of the Companies or of any customer or client of any of the Companies including without limitation their operations, finance, business, products, processes, techniques, know-how, customers, clients, plans or other affairs whatsoever which is acquired by the Employee in the course of his employment with any of the Companies (whether or not under this Agreement) or which would not have been acquired but for such employment;

         (b) do everything reasonably within Employee's power to keep such information secret and confidential and to avoid disclosure to persons not entitled to the same;

         (c) not use any such information for Employee's own benefit or for the benefit of any person or persons or in a manner which would or might be detrimental to any of the Companies;

         (d) sign such confidentiality agreements in favor of any of the Company or Associated Companies or any other person as the Company may reasonably request and will observe all such agreements and all other restrictions and obligations upon or of the Company or Associated Companies known to Employee for the time being in relation to any confidential material received from any third party.

         ARTICLE VI.  NON-COMPETITION AND NON-SOLICITATION

         6.1 NON-COMPETITION. Employee agrees that during the term of this Agreement and for a period of one year following termination of employment for any reason, Employee will not directly or indirectly, alone or as a partner, officer, director, shareholder or employee of any other firm or entity, engage in any commercial activity in the U.S. in competition with any part of the Company's business as conducted during the term of the Agreement or as of the date of such termination of employment or with any part of the Company's contemplated business with respect to which Employee has private, secret, or Confidential Information as governed by Article V. For purposes of this clause, "shareholder" shall not include beneficial ownership of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose stock is traded on an acknowledged stock exchange.

         6.2 NON-SOLICITATION OF EMPLOYEES. Employee recognizes that the Company's workforce constitutes an important and vital aspect of its business on a world-wide basis. Employee agrees that for a period of one year following the termination of this Agreement for any reason whatsoever, Employee shall not solicit, or assist anyone else in the solicitation of, any


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of the Company's then-current employees to terminate their employment with the Company and to become employed by any business enterprise with which the Employee may then be associated, affiliated or connected.

         6.3 NON-SOLICITATION OF CLIENTS. For one year following termination of employment, Employee shall not use his knowledge of the business requirements of or canvass or by any other means seek or solicit business or orders from any person or entity who is or has been at any time during the twelve (12) months preceding termination, a client or customer of the Company or Associated Companies with which Employee was concerned during the course of Employee's office or employment.

         6.4 POST-EMPLOYMENT OBLIGATIONS. Following termination, the Employee will not directly or indirectly:

         (a) represent himself/herself or permit himself/herself to be represented as being connected with or successor to the Company or Associated Companies or their respective businesses or as acting on behalf of any of them;

         (b) represent, promote, advertise or refer to his/her previous connection with the Company or Associated Companies in such a way as to seek to utilize any goodwill of any of the Companies but for the avoidance of doubt the Employee shall be entitled to refer to his previous connection with the Companies on any curriculum vitae or application for employment;

         (c) carry on, cause or permit to be carried on any business under or using any name, style, logo or image which is, has been or might be used by the Company or Associated Companies which is calculated to cause confusion with such a name, style, logo or image or infer a connection with any of the Companies.

         ARTICLE VII.  INTELLECTUAL PROPERTY

         7.1 ACKNOWLEDGMENT. The Employee acknowledges that his/her duties include the making of inventions, discoveries and improvements and Employee accordingly hereby acknowledges and agrees that all rights of any kind in respect of every invention, discovery, creation or improvement of any product, process, formula, know-how technique, expertise, method, design or similar matter or in respect of any works of authorship, writings, drawings, computer programs, or similar tangible or non-tangible manifestation of knowledge of any kind which relate to or concern the business of the Company or Associated Companies in any way made or conceived by him alone or jointly during the term of this Agreement whether or not made during the course of his employment hereunder shall belong to the Company.


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         7.2  ASSIGNMENT. The Employee hereby assigns to the Company all (if any) interest which he may from time to time have in such rights and agrees that the Company shall be exclusively entitled to apply for patents or any other protection whatsoever therefor.

         7.3 DISCLOSURE. The Employee shall disclose to the Company in writing any matter before referred to as soon as Employee is able together with all information concerning the same which the Company may request or which may be relevant and Employee hereby irrevocably appoints the Company as Employee's attorney to act for Employee and in Employee's name in the preparation and execution of any necessary documents and to prosecute any application in connection with matters covered by this clause including power for the Company and persons nominated by it to designate any other person to act as attorney in such respects.

         7.4 FURTHER ASSURANCE. Notwithstanding such power of attorney, the Employee shall at the expense of the Company do, execute and sign all such things, deeds, and documents as the Company may consider desirable in connection with any such works of authorship, invention, discovery, creation or improvement of any kind.

         7.5 NOTICE. Minnesota law exempts from this Agreement "an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the Employee's own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the Employee for the employer."

         ARTICLE VIII.  GENERAL PROVISIONS

         8.1 This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and to the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         8.2 DISPUTES. Any dispute, controversy or claim for damages or other relief arising under or in connection with this Agreement shall, in the Company's sole discretion, be settled exclusively by arbitration in Minneapolis, Minnesota by a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association then in effect, or by court proceeding. Judgment may be entered on an arbitrators' award in any court having jurisdiction.

         8.3 REASONABLENESS OF RESTRICTIVE COVENANTS. Employee and the Company hereby stipulate that the prohibitions contained in Articles V and VI of this Agreement are reasonable, and each specifically waives any objection to the reasonableness of said prohibitions.

         8.4 SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF. In addition to any other relief afforded by law, the Company shall have the right to enforce the provisions of Articles V and VI of this Agreement by specific performance and by injunctive relief against Employee and any other


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persons concerned thereby. Damages, specific performance and injunctive relief shall not be considered as alternative remedies. If the Company is successful in any action for enforcement of any provisions of said Articles, the costs and damages incurred by the Company related thereto, including reasonable attorneys' fees and expenses, shall be paid by Employee.

         8.5 OFFSETS. Any amount payable to Employee pursuant to this Agreement may be reduced for purposes of offsetting, either directly or indirectly, any indebtedness or liability of Employee to the Company.

         8.6 NOTICES. Any notice hereunder shall be in writing and shall be properly served on the Employee if served upon him personally or if left at or sent by certified mail addressed to him at his address stated above or to any other address known to the Company as then being his residence, and on the Company if sent by certified mail to its registered office.

         8.7 PREVIOUS AGREEMENTS. This Agreement operates as from the Commencement Date in substitution for and to the exclusion of any Employment Agreement previously in force between the Company and/or Associated Companies, and Employee.

         8.8 WITHHOLDING. To the extent required by any applicable law, including, without limitation, any federal or state income tax or excise tax law or laws, the Federal Unemployment Tax Act or any comparable federal, state or local laws, the Company retains the right to withhold such portion of any amount or amounts payable to Employee under this Agreement as the Company (on the written advice of outside counsel) deems necessary.

         8.9 CAPTIONS. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         8.10 GOVERNING LAW. The validity, interpretation, construction, performance, enforcement, and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the substantive laws of the State of Minnesota (without regard to the conflict of laws, rules or statutes of any jurisdiction), and subject to paragraph 8.2, any and every legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate courts of the State of Minnesota, each of the parties hereby consenting to the exclusive jurisdiction of said courts for this purpose.

         8.11 CONSTRUCTION. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8.12 WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single


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or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

         8.13 MODIFICATION. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

         8.14 ENTIRE AGREEMENT. This Agreement and attached offer letter and acceptance letter constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon.

         8.15 COUNTERPARTS. This agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one (1) and the same instrument.

         8.16 SURVIVAL. The parties expressly acknowledge and agree that the provisions of this Agreement which by their express or implied terms extend beyond the termination of employment hereunder, or beyond the termination of this Agreement (including the provisions of Articles V and VI) shall continue in full force and effect notwithstanding termination of Employee's employment hereunder or the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed and delivered as of the day and year first above written.

MICHAEL H. MEHR                         COMPANY

                                        ADAYTUM, INC., a Delaware corporation
  /s/ Michael H. Mehr
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Address:                                By:   /s/ J.D.G. Haddleton
                                           ----------------------------------
1293 Berry Ridge Road                   Title:     Chief Executive
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Eagan, MN  55123                        Address:
------------------------------          Suite 360
                                        2001 Killebrew Drive
                                        Minneapolis, Minnesota 55425


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